UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

CHESTNUT STREET EXCHANGE FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on behalf of your current investment with Chestnut Street Exchange Fund.

You were recently sent proxy materials for the Special Meeting of Shareholders scheduled to take place on October 15, 2014. Have you received this information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone. You do have the option of voting in any manner, however, your Board of Managing General Partners is unanimously recommending a vote “In Favor” of the proposal.

If “No” or negative response:

I would be happy to review the meeting agenda with you and record your vote by phone. Before I review the proposal with you, please be informed that although you do have the option of voting in any manner your Board of Managing General Partners is unanimously recommending a vote “In Favor” of the proposal and you may follow their recommendation at this time.

Would you like to vote along with the Board’s Recommendation?

(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you hold in Chestnut Street Exchange Fund before the meeting takes place, would you like us to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

—	Please state your full name. (Pause)
—	According to our records, you reside in (city, state, zip code). (Pause)
—	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on this confirmation. Mr. /Ms.                     , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

What do you mean by vote in any manner?

You may vote “In Favor”, “Against”, or “Abstain”. The Board has recommended a vote “In Favor”. How would you like to vote?